Exhibit 99.1

Acumen Pharmaceuticals Announces Nomination of Two Enhanced Brain Delivery™ (EBD™) Development Candidates for the Treatment of Alzheimer’s Disease

•ACU301 and ACU401 were nominated in the EBD program as part of the exercise of Acumen’s option under its license agreement with JCR Pharmaceuticals
•EBD technology represents the only anti-amyloid oligomer program combining a validated blood-brain barrier-penetrating technology with a therapeutic antibody tested in the clinic
•Acumen’s EBD candidates are designed to achieve higher brain penetration with potential for improved safety compared to native antibodies and delivered in a stable, low volume subcutaneous administration format
•Investigational New Drug (IND)-enabling activities are ongoing to support IND submission in mid-2027
NEWTON, Mass., Jun. 16, 2026 -- Acumen Pharmaceuticals, Inc. (NASDAQ: ABOS) (Acumen or the Company), a clinical-stage biopharmaceutical company developing novel therapeutics that target soluble amyloid beta oligomers (AβOs) for the treatment of Alzheimer’s disease (AD), today announced the nomination of two development candidates in its Enhanced Brain Delivery (EBD) program as treatments for AD. Building on robust preclinical data from both in vitro and in vivo studies, the Company has exercised its option with JCR Pharmaceuticals (JCR) as part of its previously signed agreement and will advance both candidates combining Acumen’s AβO-selective antibody expertise and JCR’s validated transferrin-receptor-targeting blood-brain barrier-penetrating technology, termed J-Brain Cargo®. By selecting these two candidates, the Company is expanding its optionality by nominating a bispecific antibody derived from sabirnetug as well as one based on a novel, next generation AβO-selective antibody with differentiated properties, known as ACU234.

“The nomination of these candidates marks an important step forward in our effort to bring meaningful new treatment options to patients with Alzheimer’s disease,” said Jim Doherty, President and Chief Development Officer of Acumen. “By leveraging JCR’s J-Brain Cargo® alongside our oligomer-selective antibodies, we’re building a differentiated portfolio of bispecific antibodies designed to overcome the challenges of delivering therapeutics across the blood-brain barrier for the treatment of this devastating disease. We are advancing IND-enabling activities toward a mid-2027 IND submission and are excited about the potential to offer patients and caregivers more effective and convenient therapeutic options.”

As announced in a March 2026 press release, preclinical studies demonstrated consistent and predictive results across multiple models, including murine and non-human primate (NHP) studies. The candidates achieved significantly enhanced brain penetration, with antibody levels 14-40x higher in NHPs than native antibodies at 24 hours. Assessment of a panel of hematology endpoints in NHPs suggested a low risk of anemia, and there were no adverse events observed across all tested species. Additionally, the EBD development candidates exhibited favorable stability and plasma PK profiles in NHPs following subcutaneous (SC) administration, supporting their suitability for SC dosing in patients. Further information will be presented at a future medical meeting.

J-Brain Cargo® technology is JCR’s proprietary drug delivery system that efficiently delivers drugs to target tissues, including the central nervous system, through receptor-mediated transcytosis. It is applicable to various modalities including antibodies, enzymes, oligonucleotides, lipid nanoparticles, gene and cell therapy, peptides, and decoy receptors. Acumen’s research on EBD technology is part of an ongoing collaboration between Acumen and JCR announced in July 2025.

About Sabirnetug (ACU193)

Sabirnetug (ACU193) is a humanized monoclonal antibody (mAb) discovered and developed based on its selectivity for soluble AβOs, which are a highly toxic and pathogenic form of Aβ, relative to Aβ monomers and amyloid plaques. Soluble AβOs have been observed to be potent neurotoxins that bind to neurons, inhibit synaptic function, and induce neurodegeneration. By selectively targeting toxic soluble AβOs, sabirnetug aims to address the hypothesis that soluble AβOs are an early and persistent underlying cause of the neurodegenerative process in AD. Sabirnetug has been granted Fast Track designation for the treatment of early AD by the U.S. Food and Drug Administration and is currently being evaluated in a Phase 2 study in patients with early AD.

About ALTITUDE-AD (Phase 2)

Initiated in 2024, ALTITUDE-AD is a Phase 2, multi-center, randomized, double-blind, placebo-controlled clinical trial designed to evaluate the efficacy and safety of sabirnetug (ACU193) infusions administered once every four weeks in slowing cognitive and functional decline as compared to placebo in participants with early Alzheimer's disease. The study has enrolled 542 individuals with early Alzheimer’s disease (mild cognitive impairment or mild dementia due to AD) at multiple investigative sites located in the United States, Canada, the European Union and the United Kingdom. Topline results are expected in late 2026. More information can be found on www.clinicaltrials.gov, NCT identifier NCT06335173.

About Acumen Pharmaceuticals, Inc.
Acumen Pharmaceuticals is a clinical-stage biopharmaceutical company developing a novel therapeutic that targets toxic soluble amyloid beta oligomers (AβOs) for the treatment of Alzheimer’s disease (AD). Acumen’s scientific founders pioneered research on AβOs, which a growing body of evidence indicates are early and persistent triggers of Alzheimer’s disease pathology. Acumen is currently focused on advancing its investigational product candidate, sabirnetug (ACU193), a humanized monoclonal antibody that selectively targets toxic soluble AβOs, in its ongoing Phase 2 clinical trial ALTITUDE-AD (NCT06335173) in early symptomatic AD, following positive results in its Phase 1 trial INTERCEPT-AD. Acumen is investigating a subcutaneous formulation of sabirnetug using Halozyme’s proprietary ENHANZE® drug delivery technology. Acumen is also collaborating with JCR Pharmaceuticals to develop an Enhanced Brain Delivery™ (EBD™)-enabled therapy for Alzheimer’s disease utilizing a transferrin-receptor-targeting blood-brain barrier-penetrating technology. The company is headquartered in Newton, Mass. For more information, visit www.acumenpharm.com.

About the J-Brain Cargo® Platform Technology

JCR Pharmaceuticals has developed a proprietary blood-brain barrier (BBB)-penetrating technology, J-Brain Cargo®, to bring biotherapeutics into the central nervous system (CNS). The first drug developed based on this technology is IZCARGOTM (INN: pabinafusp alfa) and is approved in Japan for the treatment of a lysosomal storage disorder.

About JCR Pharmaceuticals Co., Ltd.
JCR Pharmaceuticals Co., Ltd. is a global specialty pharmaceutical company that develops treatments that go beyond rare diseases to solve the world’s most complex healthcare challenges. JCR continues to build upon our 50-year legacy in Japan while expanding our global footprint into the US, Europe, and Latin America. JCR’s innovative therapies address conditions like growth disorder, MPS II, Fabry disease, acute graft-versus-host disease, and renal anemia. JCR is also developing treatments for rare diseases like MPS I, MPS II, MPS IIIA and B, and more. For more information, visit https://jcrpharm.com/.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995.  Any statement describing Acumen’s goals, expectations, financial or other projections, intentions or beliefs is a forward-looking statement and should be considered an at-risk statement. Words such as “believes,” “expects,” “anticipates,” “could,” “should,” “would,” “seeks,” “aims,” “plans,” “potential,” “will,” “milestone” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements include statements concerning Acumen’s business, the therapeutic potential of Acumen’s product candidate, sabirnetug (ACU193) and the potential of two development candidates in Acumen’s Enhanced Brain Delivery (EBD) program. These statements are based upon the current beliefs and expectations of Acumen management, and are subject to certain factors, risks and uncertainties, particularly those inherent in the process of discovering, developing and commercializing safe and effective human therapeutics. Such risks may be amplified by the impacts of geopolitical events and macroeconomic conditions, such as rising inflation and interest rates, supply disruptions and uncertainty of credit and financial markets. These and other risks concerning Acumen’s programs are described in additional detail in Acumen’s filings with the Securities and Exchange Commission (“SEC”), including in Acumen’s most recent Annual Report on Form 10-K, and in subsequent filings with the SEC. Copies of these and other documents are available from Acumen.  Additional information will be made available in other filings that Acumen makes from time to time with the SEC. These forward-looking statements speak only as of the date hereof, and Acumen expressly disclaims any obligation to update or revise any forward-looking statement, except as otherwise required by law, whether, as a result of new information, future events or otherwise.

Investors:
Alex Braun
abraun@acumenpharm.com
Media:
ICR Healthcare
AcumenPR@icrhealthcare.com